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                                  EXHIBIT 10.39

                    MARKET AND PRODUCT DEVELOPMENT AGREEMENT


This Agreement, made as of the 22nd day of February, 2005 ("Effective Date") between and among Daleco Resources Corporation, a Nevada Corporation, having its principle place of business at 120 North Church Street, West Chester, PA 19380 (hereinafter "Daleco"); EEC North America LLC, a Pennsylvania Limited Liability Corporation, with offices at Abington Hall, Suite 300, 1777 Sentry Parkway West, Blue Bell, PA 19422, (hereinafter "EEC"); Organica Biotech, Inc., a Pennsylvania Corporation, with offices in 705 General Washington Avenue, Suite 500, Norristown, PA 19403 (hereinafter "Organica"); and Enviro/Sci Corporation, a Pennsylvania Corporation, having its address at P.O. Box 2063, Southeastern, PA 19399-2063 (hereinafter "ESC") (hereinafter, Daleco, EEC, Organica and ESC are sometimes collectively referred to as the "Parties") ; sets forth the mutual understandings and covenants of the Parties.


RECITALS

WHEREAS, DALECO has successfully created products for the various environmental markets to include but not limited to water and wastewater treatment applications; and

WHEREAS, EEC is an industry leader in wastewater package plants using proprietary high speed biological treatment systems; and

WHEREAS, ORGANICA has developed advanced bioengineering products to provide improved waste degradation in sewage treatment by controlling the type and functionality of bacteria; and

WHEREAS, ESC has demonstrated extensive knowledge and experience in the environmental field, including but not limited to, the water and wastewater industries (hereinafter the "Relevant Market"); and


WHEREAS, the Parties desire to develop products and services designed to meet the needs of the Relevant Market; and

WHEREAS, the Parties believe that the best way to meet said needs is through an integrated approach involving strategic alliances; and

WHEREAS, the Parties believe that a strategic alliance whereby their skills and experience were combined ("Bundled Approach") would satisfy this approach:

NOW THEREFORE, in consideration of the mutual covenants and promises herein set forth, the Parties do agree as follows.


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ARTICLE I--CONCEPT OF COLLABORATION

PRODUCTS AND SERVICES

The Parties will share their intellectual property with each other pursuant to their existing non-disclosure agreements, all of which are hereby extended until February 21, 2010 in order to review their existing products and services to determine whether the needs of the Relevant Market are being met. This will involve defining the needs of the Relevant Market, the products and services being offered, in general, and how an Bundled Approach would benefit the customers in the Relevant Market. To the extent that new products or services need to be developed and the Parties agree to do so, the Party who develops the new product or service will own all intellectual property so developed, with each of the non-developing Parties having a license to use such intellectual property as part of the Bundled Approach. To the extent that the Parties specifically agree to develop products or services jointly, they will define at the outset, in writing, how the intellectual property will be owned. The Parties further agree that any product or service developed, either separately or jointly, which results from the Parties' interaction shall be made available to all Parties without undue restrictive fees and /or covenants

MARKET DEVELOPMENT

The Parties agree that they have existing customers and contracts and nothing herein shall give any Party the right to contact a customer of another Party, unless permission is first granted, in writing, by the other Party. Any Party may identify new opportunities for its existing customers, and said Party will be considered to be the lead marketer for that customer, unless the Parties agree otherwise. For such existing customers, each of the Parties shall be granted the right to participate in the pursuit of the customer; however, each Party will also be granted the right to decline to join in said pursuit by notifying the other Parties in writing of its election not to participate in the pursuit. Likewise, new opportunities may be identified by any of the Parties. In that case, the Parties will designate the Party who should take the lead in marketing the products and services of the Parties to these new opportunities. Again, all Parties shall have the right to join in the pursuit of the new opportunities; Any Party may decline to join in the pursuit of the new opportunities so by notifying the other Parties in writing of its election. In the course of these marketing efforts, the Parties may identify new applications for their present or future products or services. In that case, the Parties will have the right to develop the market jointly or to decline to participate in the marketing efforts to do so as set forth above.

PRICING OF PRODUCTS AND SERVICES

Each Party has the sole right to determine the prices that each will charge to customers for its products and/or services. However, the Parties agree to review pricing issues for the relevant market to determine appropriate pricing of integrated or bundled offerings.

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ARTICLE II--CONCEPT OF MARKETING

SPECIFIC OFFERINGS

The Parties agree that all specific offerings to customers utilizing the Bundled Approach to satisfy a defined opportunity will be done by a separate agreement between the Parties, defining the role of each Party, the nature of the products or services to be delivered, the pricing of the products and/or services and name of the Party chosen to enter into a contract with the client. The Parties agree to negotiate the terms and conditions of these agreements in good faith.

MARKETING TERM OF ENGAGEMENT

The Parties agree that, after 180 days, if a contract has not been entered into with a customer after good faith marketing efforts have been made to secure that contract, the Parties will not be bound to continue said marketing effort in that Relevant Market. The Parties can extend this period by joint consent. Any Party can agree to decline to extend the period; however, the remaining Parties will still be free to extend the period to continue to pursue the identified opportunity.


ARTICLE III--DURATION OF THE AGREEMENT

A. Any Party can terminate its participation in this Agreement for cause upon 30-days' written notice to the other Parties, in which case the Agreement shall remain in effect and still be binding upon the remaining Parties. Unless three of the four Parties decide to terminate their participation in this Agreement, this Agreement shall continue for a minimum period of two (2) years from the Effective Date and shall be subject to review by the Parties thereafter on an annual basis for potential extensions thereto. In the event of termination, the Parties should exert every effort to reach a mutually acceptable resolution of all outstanding marketing/sales opportunities, keeping in mind the interests of the targeted customers.

B. The term "cause" as set forth in subparagraph A, above, shall include (but not be limited to) the following:

Breach of any provision of this Agreement without curing said breach within a reasonable period of time; Insolvency or bankruptcy of a Party, including the filing of the following: a petition in bankruptcy or for reorganization or for an arrangement with creditors (whether by the Party or against the Party) or for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for such Party's assets.

C. All rights and remedies of any Party shall be cumulative and may be exercised singularly or concurrently. The provisions of Articles XI and XII will remain in full force and effect after the termination or expiration of this Agreement until such time as the Parties may mutually agree to the release of the obligations contained herein.

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ARTICLE IV--STATUS OF THE PARTIES

A. Nothing contained herein shall affect the right of a customer to work directly with and contract with any Party hereto on any basis that the customer may desire.

B. Nothing contained herein shall be deemed to preclude any Party from quoting, offering to license, sell or licensing/selling to others any item or service, which it regularly offers for sale or license.

C. This Agreement shall relate only to matters covered by the limited scope of the activity contemplated herein and to no other effort undertaken by the Parties jointly or separately. It shall not constitute, create, give effect to or otherwise be construed as a joint venture, pooling arrangement, partnership or formal business organization of any kind. The Parties shall be deemed to be independent contractors and the employee of one shall not be deemed to be an employee or agent of another.

D. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of any of the Parties. Except as specifically provided herein, no Party will be liable to another for any costs, expenses, risks or liabilities arising out of another Party's efforts in connection herewith.

ARTICLE V--PUBLICATION

Any news release, public announcement, advertisement or publicity proposed to be released by any Party concerning the activities of the other Parties in connection with this Agreement (including the existence or purpose of this Agreement) shall be subject to the written approval of the other Parties prior to release. Such approval will not be arbitrarily withheld.

ARTICLE VI--EXCUSABLE DELAY

Each Party shall use reasonable efforts to perform its obligations under this Agreement, but no Party shall be liable for delay or failure hereunder due to any cause beyond its reasonable control, including but not limited to acts of God, acts of civil or military authorities, fires, strikes, floods, epidemics, war, riot, delay in transportation or acts of another Party or its representatives.

ARTICLE VII--MERGER OF NEGOTIATIONS

This document, including all Attachments hereto, contains the entire Agreement between the Parties and supersedes any prior or collateral oral or written agreements, understandings or communications with respect to the subject matter of this Agreement. No agreements or understandings varying or extending the same shall be binding upon any Party hereto unless in writing, signed by a duly authorized representative thereof. However, Nothing in this Agreement shall supersedes or suspend the obligations between the Parties arising out of their respective confidentiality agreement

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ARTICLE VIII--OBSERVANCE OF LAWS

The Parties agree to strictly abide by all laws and regulations applicable to the conduct of the activities contemplated hereunder.

ARTICLE IX--CONSTRUCTION

This Agreement shall be governed by the law of the Commonwealth of Pennsylvania, excluding its conflict-of-law rules.

ARTICLE X--NOTICES

Any notice, demand, request statement or other writing required or permitted by this Agreement shall be deemed to have been given upon receipt when personally delivered or mailed or emailed by the signatories hereto to each other.

ARTICLE XI--REMEDIES AND DISPUTE RESOLUTION

A. In the event of breach of this Agreement by any Party, it is agreed that the remedy of the Parties not at fault shall be limited to recovery of costs of labor and material expended by such Parties in performance their obligations under this Agreement up to the date of the breach, and there shall be no liability for loss of present or prospective profits or any other consequential or incidental or punitive damages.

B. In the event of any dispute arising out of this Agreement that cannot be resolved by the Parties in good faith efforts to do so, the Parties agree to use the following steps to resolve the dispute by the use of a neutral third party as mediator. The Parties agree to select a neutral, third party to mediate the dispute who is knowledgeable of the market and technologies covered by this Agreement and whom the Parties believe will try, in good faith, to implement the intent of this Agreement. In the event that mediation fails to resolve the dispute, the Parties agree to submit the dispute to a neutral, third party arbitrator as provided by the UNCITRAL rules of international arbitration. The Arbitrator's ruling will be final and binding on the Parties.


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ARTICLE XII--PROPRIETARY INFORMATION OF THE PARTIES

In connection with this Agreement, exchanges of any Party's proprietary information shall be made in accordance with the Proprietary Information Agreements executed by the Parties, each of which is attached hereto and made a part hereof (Attachment "A").

ARTICLE XII--GENERAL PROVISIONS

A. If any part or parts of this Agreement are held to be invalid, the remaining parts of the Agreement will be valid and enforceable.

B. The headings in this Agreement are for reference purposes only; they will not affect the meaning or construction of the terms of this Agreement.

C. The provisions of this Agreement are for the sole benefit of the Parties and not for the benefit of any other persons or legal entities.

D. No Party may assign this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.



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ENVIRO/SCI CORPORATION                      DALECO RESOURCES CORPORATION

By:  /s/ William G. Smith                   By:  /s/ Gary J. Novinskie
     ----------------------                      ----------------------------
William G. Smith                            Gary J. Novinskie
Title: President                            Title:  President

Date:  February 22, 2005                    Date:  February 24, 2005



ORGANICA BIOTECH, INC.                       EEC NORTH AMERICA, LLC

By:  /s/ Ray J. Mehta                       By:  /s/ Carl Mattia
     ----------------------                      ----------------------------
Dr. Raj J. Mehta                            Carl  Mattia
Title:  President                           Title: President

Date:  February 23, 2005                    Date:  February 22, 2005